Exhibit 99.1

Retail Value Inc. Quarterly Financial Supplement For the period ended December 31, 2020 rvi

R

Retail Value Inc.

Table of Contents

Section	Page

Earnings Release & Financial Statements
Press Release	1-7

Company Summary
Portfolio Summary	8
Top 35 Tenants	9
Lease Expirations	10

Investments
Dispositions	11

Debt Summary
Capital Structure	12

Shopping Center Summary
Property List	13

Reporting Policies and Other
Notable Accounting and Supplemental Policies	14-15
Non-GAAP Measures	16-17

RVI considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements.  There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the Company’s actual property NOI for 2021, which could differ materially form the NOI projections included in the press release; the impact of the COVID-19 pandemic on the Company’s ability to manage its properties and finance its operations and on tenants’ ability to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay ongoing and deferred rents; our ability to sell assets on commercially reasonable terms; our ability to complete dispositions of assets under contract; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions and natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions and natural disasters; local conditions such as an increase in the supply of, or a reduction in demand for, retail real estate in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants at our properties; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; our ability to enter into definitive agreements with regard to our financing arrangements and  our ability to satisfy conditions to the completion of these arrangements; changes with respect to the Puerto Rican economy and government; the ability to secure and maintain management services provided to us, including pursuant to our external management agreement with one or more subsidiaries of SITE Centers; and our ability to maintain our REIT status.  For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent report on Form 10-K.  The impacts of the COVID-19 pandemic may also exacerbate the risks described therein, any of which could have a material effect on the Company.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Retail Value Inc.	For additional information:
3300 Enterprise Parkway	Christa Vesy, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

Retail Value Inc. Reports Fourth Quarter 2020 Operating Results

BEACHWOOD, OHIO, March 10, 2021 – Retail Value Inc. (NYSE: RVI) today announced operating results for the quarter ended December 31, 2020.

Results for the Quarter and Recent Activity

•

Fourth quarter net loss attributable to common shareholders was $9.5 million, or $0.48 per diluted share, as compared to net loss of $39.1 million, or $2.06 per share, in the year-ago period. The period-over-period decrease in net loss is primarily attributable to reduced impairment charges, interest expense and debt extinguishment costs partly offset by reduced rental income stemming from the impact of the COVID-19 pandemic and asset sales.

•

Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $14.8 million, or $0.75 per diluted share, compared to $24.1 million, or $1.27 per diluted share, in the year-ago period.  The period-over-period decrease in OFFO is primarily attributable to the impact of the COVID‑19 pandemic and asset sales partly offset by lower interest expense and debt extinguishment costs.

•	Sold one property, Plaza Palma Real, and an outparcel for an aggregate gross sales price of $52.1 million; $51.2 million of mortgage debt was repaid in January 2021.
•	In December, made a $65.0 million voluntary repayment on mortgage debt from operating cash flow.
•	The Continental U.S. leased rate was 88.9% at December 31, 2020 as compared to 90.7% at September 30, 2020. The decrease in the leased rate primarily related to the bankruptcy of Stein Mart.
•

The Puerto Rico leased rate was 87.7% at December 31, 2020 as compared to 86.3% at September 30, 2020. The increase in the leased rate primarily related to the sale of Plaza Palma Real, which had a lower leased rate than the Puerto Rico portfolio’s average leased rate.

•

Exercised its first extension option under its loan agreement in which the loan was extended effective March 9, 2021 to March 9, 2022. In addition, extended the revolving credit facility maturity date to February 9, 2022.

Significant Full-Year Activity

•	Net loss attributable to common shareholders for the year ended December 31, 2020 was $93.6 million, or $4.72 per diluted share.
•	Generated Operating FFO of $61.8 million, or $3.12 per diluted share for the full year of 2020.
•	Sold six shopping centers and one outparcel for an aggregate gross sales price of $314.2 million.
•

Made principal repayments on the Company’s mortgage loan of $320.1 million since December 31, 2019, excluding $51.2 million of restricted cash held at December 31, 2020 related to December 2020 asset sales that were applied toward the repayment of the loan in January 2021. As of December 31, 2020, the outstanding balance of the Company’s mortgage loan was $354.2 million.

Key Quarterly Operating Results

The following metrics are as of December 31, 2020:

	Continental U.S.	Puerto Rico
Shopping Center Count	11	11
Gross Leasable Area (thousands)	4,533	3,984
Base Rent PSF	$13.35	$19.95
Leased Rate	88.9%	87.7%
Commenced Rate	88.1%	86.5%
NOI-Quarter (millions)	$10.9	$12.0

Impact of the COVID-19 Pandemic

The impact to the portfolio as of March 4, 2021 is as follows:

	Continental U.S.	Puerto Rico
% of Tenants open and operating (average base rent)	100%	96%
% of Second quarter 2020 rent paid	85%	78%
% of Third quarter 2020 rent paid	91%	90%
% of Fourth quarter 2020 rent paid	95%	90%
% of January 2021 rent paid	99%	91%
•

The 98% of tenants open for business as of March 4, 2021 (based on average base rents), is up from a low of 34% in early April. In Puerto Rico, while 96% of the Company’s tenants are open, most remain subject to capacity and operating restrictions.

•

The Company calculates the aggregate percentage of rents paid for assets owned as of December 31, 2020, by comparing the amount of tenant payments received as of the date presented to the amount billed to tenants during the period, which billed amount includes abated rents, rents subject to deferral arrangements and rents owing from bankrupt tenants that were in possession of the space and billed.  For the purposes of reporting the percentage of aggregate base rents collected for a given period, when rents subject to deferral arrangements are later paid, those payments are allocated to the period in which the rent was originally owed.

•

As of March 4, 2021, agreed upon rent deferral arrangements that remain unpaid represented approximately 6% of second quarter 2020 rents, 4% of third quarter 2020 rents and 3% of fourth quarter 2020 rents. The Company granted abatements to tenants representing approximately 7% of second quarter 2020 rents and 1% of third quarter 2020 rents. There were no significant abatements of fourth quarter 2020 rents.

•	At December 31, 2020, the balance sheet reflects $2.3 million of net deferred rents, a majority of which is expected to be repaid in 2021.

•

In addition, during the fourth quarter of 2020, the Company’s rental revenue and NOI were reduced by $2.7 million of uncollectible revenue primarily related to reserves associated with cash-basis tenants as well as the impact of lease modification accounting.  In addition, the Company recorded a charge of $0.7 million to straight-line revenue primarily related to write-offs associated with cash-basis tenants.  Both amounts primarily were triggered by the impacts of the COVID-19 pandemic.

•

RVI continues to work with tenants to maximize their ability to provide goods and services to customers in accordance with phased openings in the municipalities where it operates. Efforts include facilitating curbside and online purchase pick-up, utilization of social media platforms, and on-site promotional programs and marketing. Our property operations team continues to monitor CDC and local governmental health agencies to ensure property level practices are in line with best practices and engage with property level vendors in accordance with its Vendor COVID Operating Protocol.

Property Net Operating Income (NOI) Projection

The Company projects, based on the assumptions below, 2021 property level net operating income (NOI) to be as follows:

Portfolio	NOI Projection
Continental U.S.	$38 – $43 million
Puerto Rico	$46 – $53 million

These Projections:

•	Assume that properties owned by the Company on January 1, 2021 are held through December 31, 2021;
•	Reflect payment of property management fees;
•	Assume tenant collections at 100% as compared to fourth quarter 2020 rent collections of 95% and 90% for the continental U.S. and Puerto Rico portfolios, respectively and
•	Assume no reserve reversals related to 2020 rents.

Because these projections are based on assumptions that are subject to change, including, without limitation, the Company’s actual tenant collections, they should not be viewed as guidance.

About RVI

RVI is an independent publicly traded company trading under the ticker symbol “RVI” on the New York Stock Exchange.  RVI holds assets in the continental U.S. and Puerto Rico and is managed by one or more subsidiaries of SITE Centers Corp. RVI focuses on realizing value in its business through operations and sales of its assets.  Additional information about RVI is available at www.retailvalueinc.com.

Non-GAAP Measures

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)) adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, if any, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO by excluding certain non-operating charges and income. Operating FFO is useful to investors as the Company removes non-comparable charges and income to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures are included in this release herein. Reconciliation of 2021 projected NOI to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort.

Safe Harbor

RVI considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements.  There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the Company’s actual property NOI for 2021, which could differ materially from the NOI projections included in this press release; the impact of the COVID-19 pandemic on the Company’s ability to manage its properties and finance its operations and on tenants’ ability to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay ongoing and deferred rents; our ability to sell assets on commercially reasonable terms; our ability to complete dispositions of assets under contract; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions and natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions and natural disasters; local conditions such as an increase in the supply of, or a reduction in demand for, retail real estate in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants at our properties; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; our ability to enter into definitive agreements with regard to our financing arrangements and  our ability to satisfy conditions to the completion of these arrangements; changes with respect to the Puerto Rican economy and government; the ability to secure and maintain management services provided to us, including pursuant to our external management agreement with one or more subsidiaries of SITE Centers; and our ability to maintain our REIT status.  For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent report on Form 10-K. The impacts of the COVID-19 pandemic may also exacerbate the risks described therein, any of which could have a material effect on the Company.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Retail Value Inc.

Income Statement

	in thousands, except per share
		4Q20	4Q20	Total	Total
		Continental U.S.	Puerto Rico	4Q20	12M20

	Revenues:
	Rental income (1)	$17,318	$22,814	$40,132	$169,725
	Other property revenues	14	(15)	(1)	83
		17,332	22,799	40,131	169,808
	Expenses:
	Operating and maintenance (2)	3,363	9,613	12,976	50,762
	Real estate taxes	3,079	1,153	4,232	20,752
		6,442	10,766	17,208	71,514

	Net operating income (3)	10,890	12,033	22,923	98,294

	Other income (expense):
	Asset management fees			(2,003)	(8,653)
	Interest expense, net			(4,615)	(22,742)
	Depreciation and amortization			(12,575)	(57,053)
	General and administrative			(751)	(3,612)
	Impairment charges			(10,910)	(115,525)
	Debt extinguishment costs, net			(1,505)	(5,922)
	Other expense, net			(190)	251
	Gain on disposition of real estate, net (4)			844	22,800
	Loss before other items			(8,782)	(92,162)

	Tax expense			(714)	(1,392)
	Net loss			($9,496)	($93,554)

	Weighted average shares – Basic & Diluted – EPS			19,829	19,806

	Earnings per common share – Basic & Diluted			($0.48)	($4.72)

	Revenue items:
(1)	Minimum rents	11,987	14,122	26,109	117,206
	Ground lease minimum rents	861	1,946	2,807	12,255
	Recoveries	4,554	6,491	11,045	47,156
	Uncollectible revenue	(353)	(2,387)	(2,740)	(16,558)
	Percentage and overage rent	44	796	840	2,319
	Ancillary and other rental income	140	1,846	1,986	6,743
	Lease termination fees	85	0	85	604

(2)	Operating expenses:
	Property management fees	(850)	(1,583)	(2,433)	(9,959)

(3)	NOI from assets sold			429	10,069

(4)	SITE Centers disposition fees			(521)	(3,142)

Retail Value Inc.

Reconciliation: Net Loss to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	4Q20	12M20

Net loss attributable to Common Shareholders	($9,496)	($93,554)
Depreciation and amortization of real estate	12,559	56,986
Impairment of real estate	10,910	115,525
Gain on disposition of real estate, net	(844)	(22,800)
FFO attributable to Common Shareholders	$13,129	$56,157

Debt extinguishment, transaction, other, net	1,695	5,671
Total non-operating items, net	1,695	5,671
Operating FFO attributable to Common Shareholders	$14,824	$61,828

Weighted average shares and units – Basic & Diluted – FFO & OFFO	19,829	19,806

FFO per share – Basic & Diluted	$0.66	$2.84
Operating FFO per share – Basic & Diluted	$0.75	$3.12
Common stock dividends declared, per share	$1.16	$1.16

Certain non-cash items:
Straight-line rent	(443)	(919)
Straight-line fixed CAM	99	408
Loan cost amortization	(786)	(3,602)
Non-real estate depreciation expense	(16)	(67)

Capital expenditures:
Maintenance capital expenditures	551	1,685
Tenant allowances and landlord work	1,954	5,183
Leasing commissions - SITE Centers	762	2,755
Leasing commissions - external	53	278
Hurricane restorations	1,456	11,343

Retail Value Inc.

Balance Sheet

	$ in thousands
		At Period End
		4Q20	4Q19

	Assets:
	Land	$397,699	$522,393
	Buildings	1,031,886	1,380,984
	Fixtures and tenant improvements	134,335	152,426
		1,563,920	2,055,803
	Depreciation	(593,691)	(670,509)
		970,229	1,385,294
	Construction in progress and land	1,515	2,017
	Real estate, net	971,744	1,387,311

	Cash	56,849	71,047
	Restricted cash (1)	115,939	112,246
	Receivables and straight-line (2)	25,302	25,195
	Intangible assets, net (3)	9,452	19,573
	Other assets, net	16,590	11,315
	Total Assets	1,195,876	1,626,687

	Liabilities and Equity:
	Secured debt (4)	344,485	655,833

	Payable to SITE	35	105
	Dividends payable	23,002	39,057
	Other liabilities (5)	38,568	53,789
	Total Liabilities	406,090	748,784

	Redeemable preferred equity	190,000	190,000

	Common shares	1,983	1,905
	Paid-in capital	721,234	692,871
	Distributions in excess of net income	(123,428)	(6,857)
	Common shares in treasury at cost	(3)	(16)
	Total Equity	599,786	687,903

	Total Liabilities and Equity	$1,195,876	$1,626,687

(1)	Asset sale proceeds	51,168	17,388
	Hurricane related escrows	38,469	57,224
	Other lender required escrows	26,302	37,634

(2)	SL rents (including fixed CAM), net	13,683	16,164

(3)	Operating lease right of use asset	1,509	1,714

(4)	Unamortized loan costs	(9,718)	(18,498)

(5)	Operating lease liabilities	2,602	2,835
	Below-market leases, net	13,829	20,042

Retail Value Inc.

Portfolio Summary

GLA in thousands
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Shopping Center Count
Operating Centers	22	23	25	26	28
Continental U.S.	11	11	13	14	16
Puerto Rico	11	12	12	12	12

Gross Leasable Area (GLA)
Owned and Ground Lease	8,517	8,971	9,889	10,240	11,448
Continental U.S.	4,533	4,539	5,457	5,805	7,017
Puerto Rico	3,984	4,432	4,432	4,435	4,431
Unowned	1,131	1,125	1,305	1,305	1,789

Quarterly Operational Overview

Continental U.S.
Base Rent PSF	$13.35	$13.31	$13.60	$13.00	$13.54
Leased Rate	88.9%	90.7%	89.3%	89.6%	90.6%
Leased Rate < 10K SF	68.8%	70.4%	75.8%	77.1%	78.4%
Leased Rate > 10K SF	93.2%	95.1%	92.3%	92.3%	93.5%

Puerto Rico
Base Rent PSF	$19.95	$19.72	$19.80	$19.85	$19.93
Leased Rate	87.7%	86.3%	85.9%	85.8%	84.7%
Leased Rate < 10K SF	79.2%	79.5%	79.3%	79.0%	78.7%
Leased Rate > 10K SF	91.7%	89.5%	89.0%	89.0%	87.5%

Operational Statistics
% of Aggregate Property NOI - Continental U.S.	47.5%	53.1%	50.4%	50.2%	54.8%
% of Aggregate Property NOI Puerto Rico	52.5%	46.9%	49.6%	49.8%	45.2%

Puerto Rico

Revenues:
Minimum rents	16,068	16,613	17,272	16,380	16,392
Recoveries	6,491	5,993	5,887	6,250	5,804
Uncollectible revenue	(2,387)	(3,912)	(3,621)	(7)	(36)
Percentage rent	796	277	32	920	645
Ancillary income	1,846	1,627	633	1,856	2,822
Lease termination fees	0	0	19	0	0
Other property revenues	(15)	19	19	15	109
Business interruption income	0	0	0	0	0
	22,799	20,617	20,241	25,414	25,736
Expenses:
Operating and maintenance	9,613	8,726	8,339	8,725	8,237
Real estate taxes	1,153	1,227	1,184	1,231	1,205
	10,766	9,953	9,523	9,956	9,442

Net operating income	12,033	10,664	10,718	15,458	16,294

Retail Value Inc.

Top 35 Tenants

$ and GLA in thousands
							Credit Ratings
	Tenant	Number of Units	Base Rent	% of Total	Owned GLA	% of Total	(S&P/Moody's/Fitch)
1	Walmart (1)	7	$6,013	5.3%	938	11.0%	AA/Aa2/AA
2	PetSmart	11	3,834	3.4%	203	2.4%	B-/B2/NR
3	Bed Bath & Beyond	8	3,475	3.0%	351	4.1%	B+/Ba3/NR
4	TJX Companies (2)	8	3,176	2.8%	252	3.0%	A/A2/NR
5	Kohl's	4	2,910	2.5%	372	4.4%	BBB-/Baa2/BBB-
6	Best Buy	4	2,476	2.2%	168	2.0%	BBB/Baa1/NR
7	Gap (3)	8	2,440	2.1%	119	1.4%	BB-/Ba2/NR
8	Burlington	5	2,424	2.1%	276	3.2%	BB/NR/NR
9	Rainbow Apparel	20	2,278	2.0%	112	1.3%	NR
10	Claro	18	2,247	2.0%	27	0.3%	BBB+/A3/A-
11	Foot Locker	12	2,229	2.0%	52	0.6%	BB+/Ba1/NR
12	AMC Theatres	1	2,203	1.9%	92	1.1%	CC/Caa3/NR
13	Cinemark	2	2,143	1.9%	136	1.6%	B/NR/B+
14	Caribbean Cinemas	5	1,859	1.6%	211	2.5%	NR
15	Michaels	6	1,829	1.6%	141	1.7%	B/NR/NR
16	Office Depot	4	1,651	1.4%	82	1.0%	NR
17	Yum! Brands	14	1,624	1.4%	31	0.4%	BB/Ba2/NR
18	Sears (4)	3	1,520	1.3%	281	3.3%	NR
19	T-Mobile (5)	12	1,513	1.3%	25	0.3%	BB/NR/BB+
20	Walgreens	3	1,448	1.3%	41	0.5%	BBB/Baa2/BBB-
21	Ulta	5	1,407	1.2%	57	0.7%	NR
22	BJ's Wholesale Club	1	1,362	1.2%	115	1.4%	BB/NR/NR
23	Home Depot	1	1,283	1.1%	114	1.3%	A/A2/A
24	Econo	3	1,259	1.1%	168	2.0%	NR
25	Me Salve	9	1,241	1.1%	67	0.8%	NR
26	Dick's Sporting Goods	2	1,191	1.0%	90	1.1%	NR
27	Dave & Buster's	1	1,182	1.0%	40	0.5%	NR
28	AT&T	12	1,181	1.0%	21	0.2%	BBB/Baa2/A-
29	Chili's	6	1,138	1.0%	34	0.4%	B+/B1/NR
30	Burger King	9	1,092	1.0%	25	0.3%	BB/NR/NR
31	Journeys	8	1,038	0.9%	16	0.2%	NR
32	Sally Beauty	15	1,017	0.9%	29	0.3%	BB-/NR/NR
33	Five Below	6	868	0.8%	54	0.6%	NR
34	Lowe's	1	868	0.8%	125	1.5%	BBB+/Baa1/NR
35	La Gran Via	5	866	0.8%	21	0.2%	NR
	Top 35 Total	239	$66,285	58.0%	4,886	57.4%
	Total Portfolio		$114,192	100.0%	8,517	100.0%

(1) Walmart (6) / Sam's Club (1)				(4) Sears (1) / Kmart (2)
(2) T.J. Maxx (5) / Marshalls (2) / HomeGoods (1)				(5) T-Mobile (10) / Sprint (1) / Boost Mobile (1)
(3) Gap (1) / Old Navy (7)

Retail Value Inc.

Lease Expirations

$ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF					Less than 10K SF					Total
Year	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR > 10K	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR < 10K	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR Total
MTM	0	0	$0	$0.00	0.0%	76	145	$5,757	$39.70	12.6%	76	145	$5,757	$39.70	5.6%
2021	11	388	5,193	$13.38	9.0%	91	180	6,041	$33.56	13.2%	102	568	11,234	$19.78	10.9%
2022	26	847	9,540	$11.26	16.5%	87	188	7,095	$37.74	15.5%	113	1,035	16,635	$16.07	16.1%
2023	17	797	7,720	$9.69	13.4%	72	217	6,836	$31.50	15.0%	89	1,014	14,556	$14.36	14.1%
2024	23	995	10,324	$10.38	17.9%	81	240	7,330	$30.54	16.1%	104	1,235	17,654	$14.29	17.1%
2025	28	762	9,505	$12.47	16.5%	63	222	7,219	$32.52	15.8%	91	984	16,724	$17.00	16.2%
2026	14	499	4,885	$9.79	8.5%	25	69	2,839	$41.14	6.2%	39	568	7,724	$13.60	7.5%
2027	5	88	717	$8.15	1.2%	8	15	857	$57.13	1.9%	13	103	1,574	$15.28	1.5%
2028	4	175	1,941	$11.09	3.4%	3	5	141	$28.20	0.3%	7	180	2,082	$11.57	2.0%
2029	2	165	2,762	$16.74	4.8%	6	25	549	$21.96	1.2%	8	190	3,311	$17.43	3.2%
2030	1	39	434	$11.13	0.8%	5	18	375	$20.83	0.8%	6	57	809	$14.19	0.8%
Thereafter	6	344	4,632	$13.47	8.0%	5	31	615	$19.84	1.3%	11	375	5,247	$13.99	5.1%
Total	137	5,099	$57,653	$11.31	100.0%	522	1,355	$45,654	$33.69	100.0%	659	6,454	$103,307	$16.01	100.0%

Assumes all lease options are exercised

	Greater than 10K SF					Less than 10K SF					Total
Year	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR > 10K	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR < 10K	# of Leases	Expiring SF	ABR	Rent PSF	% of ABR Total
MTM	0	0	$0	$0.00	0.0%	74	138	$5,539	$40.14	12.1%	74	138	$5,539	$40.14	5.4%
2021	4	142	1,459	$10.27	2.5%	81	151	5,307	$35.15	11.6%	85	293	6,766	$23.09	6.5%
2022	9	164	1,825	$11.13	3.2%	78	156	5,990	$38.40	13.1%	87	320	7,815	$24.42	7.6%
2023	2	49	733	$14.96	1.3%	56	137	4,777	$34.87	10.5%	58	186	5,510	$29.62	5.3%
2024	2	63	900	$14.29	1.6%	62	166	5,356	$32.27	11.7%	64	229	6,256	$27.32	6.1%
2025	5	111	1,801	$16.23	3.1%	45	146	4,972	$34.05	10.9%	50	257	6,773	$26.35	6.6%
2026	2	41	403	$9.83	0.7%	25	69	2,748	$39.83	6.0%	27	110	3,151	$28.65	3.1%
2027	2	54	593	$10.98	1.0%	11	24	1,309	$54.54	2.9%	13	78	1,902	$24.38	1.8%
2028	1	27	457	$16.93	0.8%	9	40	1,115	$27.88	2.4%	10	67	1,572	$23.46	1.5%
2029	0	0	0	$0.00	0.0%	8	18	651	$36.17	1.4%	8	18	651	$36.17	0.6%
2030	7	140	1,209	$8.64	2.1%	12	39	1,298	$33.28	2.8%	19	179	2,507	$14.01	2.4%
Thereafter	103	4,308	48,273	$11.21	83.7%	61	271	6,592	$24.32	14.4%	164	4,579	54,865	$11.98	53.1%
Total	137	5,099	$57,653	$11.31	100.0%	522	1,355	$45,654	$33.69	100.0%	659	6,454	$103,307	$16.01	100.0%

Note: Excludes ground leases

Retail Value Inc.

Dispositions

$ and GLA in thousands
			Owned		Allocated Loan
	Property Name	City, State	GLA	Price	Amount (1)

04/17/18	Silver Spring Square (pre spin)	Mechanicsburg, PA	343	$80,810	$65,730
06/27/18	The Walk at Highwoods Preserve (pre spin)	Tampa, FL	138	25,025	18,250
07/06/18	Tequesta Shoppes	Tequesta, FL	110	14,333	11,400
07/10/18	Lake Walden Square	Plant City, FL	245	29,000	25,170
08/01/18	East Lloyd Commons	Evansville, IN	160	23,000	16,780
08/13/18	Grandville Marketplace	Grandville, MI	224	16,700	16,500
08/29/18	Brandon Boulevard Shoppes	Valrico, FL	86	14,650	11,120
09/14/18	Gresham Station	Gresham, OR	342	64,500	54,140
10/18/18	Palm Valley Pavilions	Goodyear, AZ	233	44,800	42,170
11/13/18	I-Drive Value Center	Orlando, FL	186	26,157	23,290
11/20/18	Douglasville Pavilion	Douglasville, GA	266	35,120	28,120
12/14/18	Kyle Crossing	Kyle, TX	121	27,600	22,690
		Total 2018	2,454	$401,695	$335,360

02/08/19	Millenia Plaza	Orlando, FL	412	$56,400	$47,130
02/27/19	Homestead Pavilion (TD Bank)	Homestead, FL	4	4,091	2,490
03/01/19	West Allis Center (Chick-Fil-A)	Milwaukee, WI	5	2,211	1,680
03/04/19	Lowe's Home Improvement	Hendersonville, TN	129	16,058	10,700
03/26/19	Midway Marketplace	St. Paul, MN	324	31,210	20,400
04/05/19	Mariner Square	Spring Hill, FL	194	17,000	11,300
05/23/19	Shoppers World of Brookfield	Brookfield, WI	203	19,450	15,200
05/31/19	Homestead Pavilion	Homestead, FL	295	62,250	42,100
06/13/19	Beaver Creek Crossings	Apex, NC	321	52,750	34,300
08/07/19	Harbison Court	Columbia, SC	242	36,500	19,800
08/09/19	West Allis Center	West Allis, WI	259	18,100	11,000
12/19/19	Marketplace at Towne Centre	Mesquite, TX	180	19,150	16,500
		Total 2019	2,568	$335,170	$232,600

01/15/20	Newnan Crossing S.C. Parcel (excluding Lowe's)	Newnan, GA	92	$11,600	$5,660
02/19/20	Hamilton Commons	Mays Landing, NJ	403	60,000	50,800
02/26/20	Tucson Spectrum	Tucson, AZ	717	84,000	69,300
06/30/20	Big Oaks Crossing	Tupelo, MS	348	21,000	14,500
07/27/20	Newnan Crossing -Lowe's Parcel	Newnan, GA	130	15,550	7,140
09/24/20	Riverdale Village	Coon Rapids, MN	788	70,000	66,400
12/21/20	Peach Street Marketplace -LongHorn Steakhouse	Erie, PA	5	2,075	700
12/22/20	Plaza Palma Real	Humacao, PR	448	50,000	0
		Total 2020 YTD	2,931	$314,225	$214,500

(1) Represents portion of CMBS loan balance allocated to specific asset. Not equivalent to amount of debt repaid when specific asset was sold.

Retail Value Inc.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2020	December 31, 2019	December 31, 2018
Capital Structure
Market Value Per Share	$14.87	$36.80	$25.59

Common Shares Outstanding	19,829	19,052	18,465
Common Shares Equity	$294,861	$701,119	$472,517

Redeemable Preferred Equity	$190,000	$190,000	$190,000

Bank Debt	$0	$0	$0
Mortgage Debt	$354,202	$674,331	$988,609
Less: Cash (including restricted cash)	$172,788	$183,294	$111,199
Net Debt	$181,415	$491,037	$877,410

Total Market Capitalization	$666,276	$1,382,155	$1,539,927

Debt Detail
	December 31, 2020	Maturity Date (1)	Contractual Interest Rate (2)
Bank Debt (3)
Unsecured Revolver ($30m)	$0	02/22	L + 105

Mortgage Debt (3)
Mortgage Debt - Class A	$0
Mortgage Debt - Class B	$502
Mortgage Debt - Class C	$308,400
Mortgage Debt - Class HRR	$45,300
Total Mortgage Debt (4)	$354,202	03/24	L + 394

Debt Subtotal	$354,202

Unamortized Loan Costs, Net	($9,718)
Total Debt	$344,485

Rate Type
Fixed	$0	0.0 years	0.00%
Variable	$354,202	3.2 years	3.40%
	$354,202	3.2 years	3.40%

Mortgage Debt Yield
	December 31, 2020	December 31, 2019	December 31, 2018
Adjusted Net Cash Flow (5)	$55,761	$90,389	$99,639
Mortgage Loan Balance (6)	$303,034	$656,943	$961,640
Debt Yield	18.4%	13.76%	10.36%

(1) Assumes borrower extension options are exercised.
(2) L = LIBOR; as of December 31, 2020 1M LIBOR .14%.
(3) Excludes loan fees and unamortized loan costs.
(4) LIBOR subject to a 3.0% cap.
(5) As defined in mortgage loan agreement. Reflects December sale of Longhorn Steakhouse pad.
(6) $51.2M debt paydown primarily due to the disposition of Plaza Palma Real and Longhorn Steakhouse pad.

Retail Value Inc.

Property List

#	Center	MSA	Location	ST	Owned GLA	Total GLA	ABR PSF	Anchor Tenants
1	Green Ridge Square	Grand Rapids-Wyoming, MI	Grand Rapids	MI	216	407	$12.62	Bed Bath & Beyond, Best Buy, Michaels, Target (U)
2	Maple Grove Crossing	Minneapolis-St. Paul-Bloomington, MN-WI	Maple Grove	MN	262	350	$13.23	Barnes & Noble, Bed Bath & Beyond, Cub Foods (U), Kohl's, Michaels
3	Crossroads Center	Gulfport-Biloxi-Pascagoula, MS	Gulfport	MS	555	591	$12.17	Academy Sports, Barnes & Noble, Belk, Burke's Outlet, Cinemark, Michaels, Ross Dress for Less, T.J. Maxx
4	Seabrook Commons	Boston-Cambridge-Newton, MA-NH	Seabrook	NH	175	393	$19.12	Dick's Sporting Goods, Walmart (U)
5	Wrangleboro Consumer Square	Atlantic City-Hammonton, NJ	Mays Landing	NJ	840	840	$13.47	Best Buy, BJ's Wholesale Club, Books-A-Million, Burlington, Christmas Tree Shops, Dick's Sporting Goods, Gabe's, Kohl's, Michaels, PetSmart, Staples, Target
6	Great Northern Plaza	Cleveland-Elyria, OH	North Olmsted	OH	630	669	$13.54	Best Buy, Big Lots, Burlington, DSW, Home Depot, Jo-Ann, Marc's, PetSmart
7	Uptown Solon	Cleveland-Elyria, OH	Solon	OH	182	182	$16.23	Bed Bath & Beyond
8	Peach Street Marketplace	Erie, PA	Erie	PA	716	1,001	$10.56	Bed Bath & Beyond, Best Buy (U), Burlington, Cinemark, Hobby Lobby, Home Depot (U), Kohl's, Lowe's, Marshalls, PetSmart, Target (U)
9	Noble Town Center	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Jenkintown	PA	168	168	$14.94	Bed Bath & Beyond, PetSmart, Ross Dress for Less
10	Willowbrook Plaza	Houston-The Woodlands-Sugar Land, TX	Houston	TX	385	393	$15.99	AMC Theatres, Bed Bath & Beyond, Bel Furniture, buybuy BABY, Cost Plus World Market
11	Marketplace of Brown Deer	Milwaukee-Waukesha-West Allis, WI	Brown Deer	WI	405	405	$9.55	Bob's Discount Furniture, Burlington, Michaels, OfficeMax, Pick 'n Save, Ross Dress for Less, T.J. Maxx
12	Plaza Isabela	Aguadilla-Isabela, PR	Isabela	PR	259	259	$14.88	Selectos Supermarket, Walmart
13	Plaza Fajardo	Fajardo, PR	Fajardo	PR	274	274	$15.48	Econo, Walmart
14	Plaza Walmart	Guayama, PR	Guayama	PR	164	164	$9.19	Walmart
15	Plaza del Atlántico(1)	San Juan-Carolina-Caguas, PR	Arecibo	PR	223	223	$11.60	Capri
16	Plaza del Sol(1)	San Juan-Carolina-Caguas, PR	Bayamon	PR	598	710	$30.72	Bed Bath & Beyond, Caribbean Cinemas, Dave & Buster's, H & M, Home Depot (U), Old Navy, Pep Boys, Walmart
17	Plaza Río Hondo(1)	San Juan-Carolina-Caguas, PR	Bayamon	PR	556	556	$24.68	Best Buy, Caribbean Cinemas, Marshalls Mega Store, PetSmart, Pueblo, T.J. Maxx
18	Plaza Escorial	San Juan-Carolina-Caguas, PR	Carolina	PR	525	636	$14.99	Caribbean Cinemas, Home Depot (U), OfficeMax, Old Navy, PetSmart, Sam's Club, Walmart
19	Plaza Cayey	San Juan-Carolina-Caguas, PR	Cayey	PR	313	339	$9.40	Caribbean Cinemas (U), Pep Boys, Walmart
20	Plaza del Norte(1)	San Juan-Carolina-Caguas, PR	Hatillo	PR	686	703	$18.44	Burlington, Caribbean Cinemas, Econo Supermarket, JCPenney, OfficeMax, Rooms To Go, Sears, T.J. Maxx
21	Señorial Plaza(1)	San Juan-Carolina-Caguas, PR	Rio Piedras	PR	202	202	$17.86	Pueblo
22	Plaza Vega Baja	San Juan-Carolina-Caguas, PR	Vega Baja	PR	185	185	$11.49	Econo
			Total		8,517	9,648

Note: (U) indicates unowned. Anchors include tenants greater than 20K SF
(1) Indicates Mall Asset

Retail Value Inc.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information.  The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•	Tenant reimbursements are recognized in the period in which the expenses are incurred.
•	Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•

Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term.  A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.

•

If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.

•

For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting.  As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income.  The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

Deferred Financing Costs

•

Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets.  All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Construction in progress includes expansions and re-tenanting.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings20 to 31.5 years

Building Improvements3 to 20 years

Furniture/Fixtures/ Shorter of economic life or lease terms

Tenant Improvements

Retail Value Inc.

Notable Accounting and Supplemental Policies

Capitalization

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers.  Capitalization of interest ceases when construction activities are completed and the property is available for occupancy by tenants.

•	Interest expense incurred during construction is capitalized and depreciated over the building life.

Retail Value Inc.

Non-GAAP Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs.  FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods.  Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities.  This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, if any, (ii) impairment charges on real estate property and related investments and (iii) certain non-cash items.  These non-cash items principally include real property depreciation and amortization of intangibles.  The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges and income recorded in its operating results are not comparable or reflective of its core operating performance.  Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio.  As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO.  Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges and income that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.  Such adjustments include gains/losses on the early extinguishment of debt, net hurricane-related activity and transaction costs.  The disclosure of these adjustments is regularly requested by users of the Company’s financial statements.

The adjustment for these charges and income may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO.  Additionally, the Company provides no assurances that these charges and income are non-recurring.  These charges and income could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs.  The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance and (iii) to compare the Company’s performance to that of other publicly traded shopping center REITs.  For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance.  They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).  Other real estate companies may calculate FFO and Operating FFO in a different manner.

Retail Value Inc.

Non-GAAP Measures

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income.  FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties.  Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities.  Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs.  Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity.  FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance.  The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

Retail Value Inc. 3300 Enterprise Pkwy. Beachwood, OH 44122 P.216.755.5500 F. 216.755.1500 www.retailvalueinc.com